UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2012

Warren Resources, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 697-9660

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Appointment of Directors

On December 20, 2012, Warren Resources, Inc. (the "Company") announced that Marcus C. Rowland was elected to the Company's Board of Directors (the "Board") to fill a vacancy on the Board effective immediately. Mr. Rowland, age 60, is the former Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation, where he worked for 18 years.

Recently, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formally Frac Tech International, LLC) from May 2011 to November 2012. He served as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011.

Mr. Rowland served as the Chief Financial Officer of Chesapeake Energy Corporation from 1993 to August 2010 and Executive Vice President of Finance from 1998 to August 2010. Mr. Rowland served as Senior Vice President of Chesapeake Energy Corp. from 1997 to 1998 and as Vice President of Finance from 1993 to 1997.

There are no arrangements or understandings between Mr. Rowland and any other person pursuant to which Mr. Rowland was elected as director of the Company and there are no family relationships between Mr. Rowland and any of the Company's other directors or executive officers. Mr. Rowland will be compensated in accordance with NASDAQ OMX's board compensation policy.

A copy of the press release announcing Mr. Rowland's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Directors or Certain Officers

On December 19, 2012, Stephen L. Heiter, Executive Vice President, informed the Company that he was voluntarily retiring from his position effective on January 25, 2013.

Also on December 19, 2012, Ronald J. Morin, Senior Vice President - Development, informed the Company that he was voluntarily retiring from his position effective on January 25, 2013.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated December 20, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warren Resources, Inc. (Registrant)
December 24, 2012 (Date)	/s/ DAVID E. FLEMING David E. Fleming Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 20, 2012